Exhibit 99.1

ACP Re, Ltd. and Tower Group International, Ltd. Announce Receipt of All Regulatory Approvals

HAMILTON, Bermuda--(BUSINESS WIRE)--September 12, 2014--ACP Re, Ltd. (“ACP Re”) and Tower Group International, Ltd. (NASDAQ:TWGP) (“Tower”) announced today that ACP Re has received all regulatory approvals required in connection with its previously announced acquisition of Tower. Each of ACP Re and Tower expects to close the merger on the morning of Monday, September 15, 2014.

CONTACT:
Tower Group International, Ltd.
William E. Hitselberger, 212-655-2110
Executive Vice President and Chief Financial Officer
bhitselberger@twrgrp.com